UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TransUnion

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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555 West Adams Street

Chicago, Illinois 60661

Supplement to the Proxy Statement

for the 2020 Annual Meeting of Stockholders

to be held Tuesday, May 12, 2020

This supplement, dated April 10, 2020 (the “Supplement”), amends and supplements the Definitive Proxy Statement of TransUnion, a Delaware corporation, sometimes referred to as the Company, we, us or our, dated April 1, 2020 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors for our 2020 Annual Meeting of Stockholders to be held on Tuesday, May 12, 2020 (the “Annual Meeting”), or any postponement or adjournment thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates the disclosure in the Proxy Statement to reflect the determination by the New York Stock Exchange (“NYSE”) that Proposal 3 to amend and restate our Second Amended and Restated Certificate of Incorporation (“Charter”) to remove the corporate opportunity waiver provisions of the Charter and Proposal 4 to remove certain rights, privileges and protections included in our Charter relating to former significant stockholders of the Company that have expired by their terms, as well as to make other technical revisions to the Charter, are both “routine” matters, eligible for discretionary voting by banks, brokers and other nominees under NYSE rules.

Pursuant to NYSE rules, if you hold your shares through a bank, broker, or other holder of record and do not instruct such bank, broker, or other holder of record on how to vote your shares, your bank, broker, or other holder of record is not permitted to vote your shares in its discretion on “non-routine” matters as determined by NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by NYSE.

NYSE has informed the Company that it has determined that Proposal 3 and Proposal 4 are “routine” matters. Accordingly, if you do not instruct your bank, broker, or other holder of record on how to vote your shares on Proposal 3 and/or Proposal 4, your bank, broker, or other holder of record will be permitted to vote your shares in its discretion on such proposals. In addition, since NYSE has determined that Proposal 3 and Proposal 4 are “routine” matters, we do not expect any “broker non-votes” in connection therewith. Abstentions have the same effect as a vote against each of Proposal 3 and Proposal 4.

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in their entirety.

Your vote is important. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and shares represented thereby will be voted at the Annual Meeting unless revoked in the manner described in the Proxy Statement.